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                                                                    Exhibit 15.1





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:  ECOLAB LIMITED - ECOLAB NEW ZEALAND SHARE PURCHASE PLAN

We are aware that our reports dated April 24, 1998, July 21, 1998 and October 20, 1998 on our reviews of unaudited financial information of Ecolab Inc for the periods ended March 31, 1998 and 1997, June 30, 1998 and 1997 and September 30, 1998 and 1997, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, respectively, are incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                   /s/ PricewaterhouseCoopers LLP
                                        PRICEWATERHOUSECOOPERS LLP



Saint Paul, Minnesota
January 19, 1999